Exhibit 31.1


                 CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
                                  PURSUANT TO
                 SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Marcello Bottoli, certify that:

1.       I have reviewed this annual report on Form 10-K/A of Samsonite
         Corporation;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.


                                      By  /s/ Marcello Bottoli
                                          ----------------------------
                                          Name:   Marcello Bottoli
                                          Title:  President and Chief Executive
                                                  Officer

Date: June 4, 2004